A special meeting of the fund's shareholders was held on November 14, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	44,038,784.09	92.711
Against	1,527,560.16	3.216
Abstain	1,934,695.38	4.073
TOTAL	47,501,039.63	100.000
Broker Non-Votes	457,906.97
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	44,003,922.90	92.638
Against	1,280,159.26	2.695
Abstain	2,216,957.47	4.667
TOTAL	47,501,039.63	100.000
Broker Non-Votes	457,906.97
PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	46,606,889.30	97.181
Withheld	1,352,057.30	2.819
TOTAL	47,958,946.60	100.000
Ralph F. Cox
Affirmative	46,230,752.69	96.397
Withheld	1,728,193.91	3.603
TOTAL	47,958,946.60	100.000
Phyllis Burke Davis
Affirmative	46,354,428.74	96.654
Withheld	1,604,517.86	3.346
TOTAL	47,958,946.60	100.000
# of Votes Cast	% of Votes Cast
Robert M. Gates
Affirmative	46,582,991.66	97.131
Withheld	1,375,954.94	2.869
TOTAL	47,958,946.60	100.000
Abigail P. Johnson
Affirmative	46,630,740.34	97.231
Withheld	1,328,206.26	2.769
TOTAL	47,958,946.60	100.000
Edward C. Johnson 3d
Affirmative	46,405,224.53	96.760
Withheld	1,553,722.07	3.240
TOTAL	47,958,946.60	100.000
Donald J. Kirk
Affirmative	46,272,364.12	96.483
Withheld	1,686,582.48	3.517
TOTAL	47,958,946.60	100.000
Marie L. Knowles
Affirmative	46,674,178.00	97.321
Withheld	1,284,768.60	2.679
TOTAL	47,958,946.60	100.000
Ned C. Lautenbach
Affirmative	46,674,178.00	97.321
Withheld	1,284,768.60	2.679
TOTAL	47,958,946.60	100.000
Peter S. Lynch
Affirmative	46,656,963.62	97.285
Withheld	1,301,982.98	2.715
TOTAL	47,958,946.60	100.000
Marvin L. Mann
Affirmative	46,418,589.11	96.788
Withheld	1,540,357.49	3.212
TOTAL	47,958,946.60	100.000
William O. McCoy
Affirmative	46,397,188.52	96.744
Withheld	1,561,758.08	3.256
TOTAL	47,958,946.60	100.000
William S. Stavropoulos
Affirmative	46,545,119.84	97.052
Withheld	1,413,826.76	2.948
TOTAL	47,958,946.60	100.000

*Denotes trust-wide proposals and voting results.